UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2008

NEXTWAVE WIRELESS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51958	20-5361360
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

12670 High Bluff Drive San Diego, California 92130
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:(858) 480-3100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 24, 2008, Dr. William Jones resigned from his position as a member of the Board of Directors of NextWave Wireless Inc. (“NextWave”) and as an officer of NextWave. Dr. Jones’ resignation was in connection with the closing of the sale of 75% of the issued and outstanding equity securities of IPWireless, Inc. (“IPW”) as described below.

Item 8.01	Other Events.

In its Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2008 (the “Third Quarter 10-Q”), NextWave reiterated its intention to divest its network infrastructure businesses, reported in its Networks segment, either through sale, dissolution or closure. IPW, a wholly owned subsidiary of NextWave engaged in the sale and development of wireless broadband and mobile broadcast network products, was included in the Networks segment. IPW and the remainder of the Networks segment were presented as discontinued operations in the Form 10-Q financial statements. In the Third Quarter 10-Q, NextWave also disclosed that it was actively marketing IPW and certain other businesses for sale and expected to complete the divestiture of the network infrastructure businesses by the end of the fourth quarter of 2008. NextWave reported that it did not anticipate receiving significant future cash flows from the sale of IPW and assessed the value of the IPW reporting unit as nominal.

On December 24, 2008, NextWave Wireless LLC, a wholly-owned subsidiary of NextWave (“NextWave LLC”) sold 75% of the issued and outstanding equity securities of IPW to IPW Holdings, Inc. (“IPW Holdings”), for $1 million plus the reimbursement of NextWave’s transaction expenses up to $500,000 (such expense reimbursement to be delayed based on the receipt of future financing by IPW Holdings). In addition, concurrently with consummation of the transaction, the employees of IPW waived any continuing rights under the IPW Stock Bonus Plan established by NextWave. IPW Holdings was formed by the senior management team of IPW, including Dr. William Jones.

NextWave incurred no indemnification obligations in connection with the IPW stock sale and its representations and warranties thereunder were limited to its valid ownership of IPW and its affiliates and the absence of liens. In connection with the stock sale, NextWave and its affiliates and various IPW entities also entered into ancillary transitional and intellectual property licensing agreements, none of which is material to NextWave. Following the close of this transaction, IPW and IPW Holdings entered into a separate transaction with a strategic customer under which IPW received debt financing to support its business operations, and NextWave will have no continuing obligations to fund or otherwise provide support to IPW.

The terms of the transaction were approved by an independent committee of the Board of Directors of NextWave, which was advised by financial advisors in connection with the structure of the transaction and the fairness of the consideration. Due to the completion of the transaction, financials associated with IPW will not be reflected on NextWave's consolidated balance sheet for the fiscal year ended December 27, 2008.

On December 26, 2008, NextWave issued a press release in connection with the transactions described in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press Release entitled “NextWave Wireless Sells Majority Stake in its IPWireless Inc. Subsidiary to IPW Holdings”, dated December 26, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, NextWave has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2009

NEXTWAVE WIRELESS INC.

By:	/s/ Frank A. Cassou
Frank A. Cassou Executive Vice President-Corporate Development, Chief Legal Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release entitled “NextWave Wireless Sells Majority Stake in its IPWireless Inc. Subsidiary to IPW Holdings”, dated December 26, 2008.